Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
Imagenetix, Inc.
San Diego, California

We hereby consent to the use in this Registration Statement No. 333-123159 of Imagenetix, Inc. on Post-Effective Amendment No. 5 to Form S-1, of our report, dated June 23, 2008, appearing in the Prospectus, which is part of this Registration Statement. We also consent to all references to our Firm in this Registration Statement.

/S/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
September 5, 2008